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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) December 6, 2006


                           CONTANGO OIL & GAS COMPANY
             (Exact Name of Registrant as Specified in Its Charter)


            DELAWARE                  001-16317                95-4079863
(State or other jurisdiction         (Commission              (IRS Employer
    of incorporation)                File Number)           Identification No.)


                        3700 BUFFALO SPEEDWAY, SUITE 960
                              HOUSTON, TEXAS 77098
                    (Address of principal executive offices)

                                 (713) 960-1901
              (Registrant's telephone number, including area code)


                                       N/A
          (Former name or former address, if changed since last report)


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ITEM 8.01.  OTHER EVENTS

         Contango Oil & Gas Company (AMEX:MCF) announced today that it has fracture stimulated ("fraced") and production tested its first two Fayetteville Shale wells operated by its alliance partner, Alta Resources LLC ("Alta"), the Alta-Thines #1-30H in its Pigeon Roost area where it has 5,600 net mineral acres (approximately 3,900 net to Contango) and the Alta-Ledbetter #1-33H in its Buck Ridge area where it has 5,100 net mineral acres (approximately 3,600 net to Contango). The Alta-Thines #1-30H flowed at approximately 1 million cubic feet per day ("MMcf/d") and is currently shut-in awaiting hook-up to production facilities, expected by February 2007. The Alta-Ledbetter #1-33H did not flow commercial quantities of gas, and has been temporarily abandoned while we consider various re-completion alternatives.


ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits

Exhibit No.                             Description of Document
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99.1            Press release dated December 6, 2006.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        CONTANGO OIL & GAS COMPANY


Date: December 6, 2006                  By: /s/ KENNETH R. PEAK
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                                            Kenneth R. Peak
                                            Chairman and Chief Executive Officer